Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Amendment #2 to Form F-3 No. 333-118644) of Petroleo Brasileiro S.A. – PETROBRAS (“Petrobras”) and Petrobras International Finance Company (“PIFCo”), and to the incorporation by reference therein of our report dated February 13, 2004, with respect to the consolidated financial statements of Petrobras and its subsidiaries included in the Annual Report (Form 20-F/A) of Petrobras for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG

Auditores Independentes S/S

Paulo José Machado Partner

Rio de Janeiro, RJ – Brazil

November 4, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Amendment #2 to Form F-3 No. 333-118644) of Petroleo Brasileiro S.A. – PETROBRAS (“Petrobras”) and Petrobras International Finance Company (“PIFCo”), and to the incorporation by reference therein of our report dated February 13, 2004, with respect to the consolidated financial statements of PIFCo and its subsidiaries included in the Annual Report (Form 20-F/A) of PIFCo for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG

Auditores Independentes S/S

Paulo José Machado Partner

Rio de Janeiro, RJ – Brazil

November 4, 2004